                      SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                  FORM 8-K/A



                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


                       Date of Report:  April 20, 1995
              Date of Earliest Event Reported:  December 6, 1994


                          TELE-COMMUNICATIONS, INC.
                                     AND
                           TCI COMMUNICATIONS, INC.
          ----------------------------------------------------------
          (Exact name of Registrants as specified in their charters)


                              State of Delaware
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


     0-20421 and 0-5550                           84-1260157 and 84-0588868
- -------------------------                  -------------------------------------
(Commission File Numbers)                  (I.R.S. Employer Identification Nos.)


              5619 DTC Parkway
            Englewood, Colorado                                80111
- ----------------------------------------             ---------------------------
(Address of principal executive offices)                     (Zip Code)


      Registrants' telephone number, including area code:  (303) 267-5500

                                   SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.



Date: June 13, 1995



                                            TELE-COMMUNICATIONS, INC.
                                            (Registrant)



                                            By:/s/ STEPHEN M. BRETT
                                               --------------------------------
                                                Stephen M. Brett
                                                   Executive Vice President and
                                                      Secretary


                                            TCI COMMUNICATIONS, INC.
                                            (Registrant)



                                            By:/s/ STEPHEN M. BRETT
                                               --------------------------------
                                                Stephen M. Brett
                                                   Senior Vice President and
                                                      General Counsel

Item 5.  Other Events.

         On December 6, 1994, the Company entered into a Stock Purchase Agreement (the "Cablevision Purchase Agreement") with a shareholder group headed by Eduardo Eurnekian (the "Shareholders") to acquire controlling interests in Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A., four affiliated companies owned by the Shareholders and engaged in the cable television business in the Greater Buenos Aires area (collectively "Cablevision"). Upon execution of the Cablevision Purchase Agreement, the Company paid the Shareholders $20 million and the Shareholders placed 51% of the outstanding stock of Cablevision S.A. into an escrow account. Upon consummation of the transaction, the $20 million will be applied toward the ultimate purchase price and the escrowed stock will be transferred to the Company. If the transaction is not consummated for certain enumerated reasons, the Shareholders are contractually obligated to return the $20 million to the Company and the Cablevision S.A. stock will be released from escrow.

         On March 28, 1995, the Cablevision Purchase Agreement was amended to provide for the acquisition of a 51% ownership interest in Cablevision for an estimated purchase price of approximately $315 million. The purchase price will be paid with cash consideration of approximately $216 million (including the initial $20 million) and the Company's issuance of approximately $99 million in secured, negotiable promissory notes payable to the Shareholders (the "Notes"). The purchase price is subject to adjustment based on the actual number of Cablevision equivalent basic subscribers and Cablevision liabilities as of the month-end prior to closing. The Notes will be secured by the Company's pledge of the stock representing its 51% interest in Cablevision.
The Notes will bear interest at variable rates and are scheduled to be repaid in 20 monthly installments beginning in the fourth month following the month of acquisition.

         In addition, the Company has an option during the two-year period following the acquisition date to increase its ownership interest to 80% at a cost per subscriber similar to the initial purchase price adjusted for certain fluctuations in applicable foreign currency exchange rates.

         Consummation of the Cablevision acquisition is subject to regulatory approvals and other conditions. Accordingly, there is no assurance that such acquisition will be consummated.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements

         Cablevision (A Combination of Certain Cable Television Assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A., as defined):

             Independent Auditors' Report

             Combined Balance Sheets,
                December 31, 1994 and 1993

             Combined Statements of Operations and Deficit,
                Years ended December 31, 1994, 1993 and 1992

             Combined Statements of Cash Flows,
                Years ended December 31, 1994, 1993 and 1992

             Notes to Combined Financial Statements,
                December 31, 1994 and 1993

(b)      Pro Forma Financial Information

         TCI Communications, Inc. and Subsidiaries:

             Condensed Pro Forma Combined Balance Sheet,
                December 31, 1994 (unaudited)

             Condensed Pro Forma Combined Statement of Operations,
                Year ended December 31, 1994 (unaudited)

             Notes to Condensed Pro Forma Combined Financial Statements,
                December 31, 1994 (unaudited)

         Tele-Communications, Inc. and Subsidiaries:

             Condensed Pro Forma Combined Balance Sheet,
                December 31, 1994 (unaudited)

             Condensed Pro Forma Combined Statement of Operation,
                Year ended December 31, 1994 (unaudited)

             Notes to Condensed Pro Forma Combined Financial Statements,
                December 31, 1994 (unaudited)

(c)      Exhibits

         (2.1)   Stock Purchase Agreement, dated as of December 6, 1994, by and among Eduardo Eurnekian, stockholders of shares of the Common Stock of Cablevision S.A., Televisora Belgrano S.A., Construred S.A., Univent's S.A., and TCI International Holdings, Inc.

         (2.2)   Amendment to Stock Purchase Agreement executed on December 6,
                   1994.

         (10) Stockholders Agreement, dated December 6, 1994, between Eduardo Eurnekian and TCI International Holdings, Inc.

_________________________

                 --------------------------------------
                 CABLEVISION (A COMBINATION OF CERTAIN
                 CABLE TELEVISION ASSETS OF CABLEVISION
                 S.A., TELEVISORA BELGRANO S.A.,
                 CONSTRURED S.A. AND UNIVENT'S S.A.
                 AS DEFINED IN NOTE 1)

                 COMBINED FINANCIAL STATEMENTS

                 DECEMBER 31, 1994 AND 1993


                 (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                          INDEPENDENT AUDITORS' REPORT

THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
TCI INTERNATIONAL HOLDINGS, INC.:


We have audited the accompanying combined balance sheets of Cablevision (A combination of certain cable television assets of Cablevision S.A., Televisora Belgrano S.A., Construred S.A. and Univent's S.A., as defined in Note 1) as of December 31, 1994 and 1993, and the related combined statements of operations and deficit and cash flows for each of the years in the three-year period ended December 31, 1994. These combined financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these combined financial statements based on our audits.


We conducted our audits in accordance with United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the combined financial statements present fairly, in all material respects, the financial position of Cablevision as of December 31, 1994 and 1993, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1994 in conformity with United States generally accepted accounting principles.


KPMG Finsterbusch Pickenhavn Sibille



Jose Alberto Schuster
Partner

March 24, 1995
Buenos Aires, Argentina

CABLEVISION (A COMBINATION OF CERTAIN CABLE
TELEVISION ASSETS OF CABLEVISION S.A., TELEVISORA
BELGRANO S.A., CONSTRURED S.A. AND UNIVENT'S S.A.
AS DEFINED IN NOTE 1)

COMBINED BALANCE SHEETS

DECEMBER 31, 1994 AND 1993


                        IN THOUSANDS OF ARGENTINE PESOS ("A$")



                                                                                1994              1993
                                                                               ------            ------
       ASSETS
       ------
       Cash                                                           A$        6,650               316
       Accounts receivable (note 4)                                             3,217             2,175
       Property and equipment (note 5):
         Cable distribution systems                                            35,029            16,684
         Support equipment and buildings                                        8,731             5,561
         Other                                                                    427               379
                                                                               ------            ------
                                                                               44,187            22,624
       Less accumulated depreciation                                           14,321             8,075
                                                                               ------            ------
                                                                               29,866            14,549

       Other assets                                                               310                57
                                                                               ------            ------
                                                                      A$       40,043            17,097
                                                                               ======            ======

       LIABILITIES AND COMBINED DEFICIT
       --------------------------------

       Cash overdraft                                                 A$           16               485
       Accounts payable (note 6)                                               15,534            12,379
       Other accrued liabilities (note 7)                                      16,255            12,786
       Bank debt (note 8)                                                      44,179               500
       Capital lease obligations (note 5)                                       1,634                 -
       Deferred income taxes (note 10)                                          6,482             1,505
                                                                               ------            ------
                  Total liabilities                                            84,100            27,655
                                                                               ------            ------

       Combined deficit                                                       (44,057)          (10,558)

                                                                               ------            ------
       Commitments and contingencies (note 11 )                       A$       40,043            17,097
                                                                               ======            ======



See accompanying notes to combined financial statements.

CABLEVISION (A COMBINATION OF CERTAIN CABLE
TELEVISION ASSETS OF CABLEVISION S.A., TELEVISORA
BELGRANO S.A., CONSTRURED S.A. AND UNIVENT'S S.A.
AS DEFINED IN NOTE 1)

COMBINED STATEMENTS OF OPERATIONS AND DEFICIT

YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                        IN THOUSANDS OF ARGENTINE PESOS


                                                                           1994               1993             1992
                                                                          ------             ------           -----
Revenue                                                             A$   138,685             68,695          39,492

Operating costs and expenses:
   Operating:
          Charges from affiliate (note 9)                                 17,117             11,922           7,086
          Other                                                           41,758             21,434          13,509
   Selling, general and administrative (note 9)                           27,709             17,247           7,149
   Provision for doubtful accounts                                         2,949              2,439             463
   Depreciation and amortization                                           6,246              2,957             963
                                                                          ------             ------           -----
                  Operating income                                        42,906             12,696          10,322

Interest expense                                                             197                  -               -
Other expense, net                                                           317                106               9
                                                                          ------             ------           -----
                   Earnings before income taxes                           42,392             12,590          10,313
Income taxes (note 10)                                                    15,415              4,490           3,120
                                                                          ------             ------           -----

       Net earnings                                                       26,977              8,100           7,193

   Combined equity (deficit):
   Beginning of year                                                     (10,558)           (11,471)          1,187

   Distributions                                                         (60,476)            (7,187)        (19,851)
                                                                          ------             ------           -----

   End of year                                                      A$   (44,057)           (10,558)        (11,471)
                                                                          ======             ======           =====


See accompanying notes to combined financial statements.

CABLEVISION (A COMBINATION OF CERTAIN CABLE
TELEVISION ASSETS OF CABLEVISION S.A., TELEVISORA
BELGRANO S.A., CONSTRURED S.A. AND UNIVENT'S S.A.
AS DEFINED IN NOTE 1)

COMBINED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 1994, 1993 AND 1992

                        IN THOUSANDS OF ARGENTINE PESOS


                                                                             1994            1993            1992
                                                                            ------          ------          ------
         Cash flows from operating activities:
          Net earnings                                               A$     26,977           8,100           7,193
          Adjustments to reconcile net earnings to net cash
            provided by operating activities:
              Depreciation and amortization                                  6,246           2,957             963
              Deferred income tax expense                                    4,977           1,114             501
              Provision for doubtful accounts                                2,949           2,439             463
              Decrease (increase) in accounts receivable,
                   and other assets                                         (4,244)         (4,057)            519
              Increase in accounts payable and accrued
                   liabilities                                               6,624           7,632          14,567
                                                                            ------          ------          ------

                      Net cash provided by operating activities             43,529          18,185          24,206
                                                                            ------          ------          ------

         Cash flows from investing activities:
          Capital expended for property and equipment                      (19,464)        (11,778)         (4,960)
                                                                            ------          ------          ------

                      Net cash used in investing activities                (19,464)        (11,778)         (4,960)
                                                                            ------          ------          ------

         Cash flows from financing activities:
           Increase (decrease) in cash overdraft                              (469)            485               -
           Bank borrowings                                                  43,679               -             500
           Capital lease payments                                             (465)              -               -
           Distributions                                                   (60,476)         (7,187)        (19,851)
                                                                            ------          ------          ------

                      Net cash used in financing activities                (17,731)         (6,702)        (19,351)
                                                                            ------          ------          ------

                      Net change in cash                                     6,334            (295)           (105)
                      Cash at beginning of year                                316             611             716
                                                                            ------          ------          ------
                      Cash at end of year                            A$      6,650             316             611
                                                                            ======          ======          ======


See accompanying notes to combined financial statements.

CABLEVISION (A COMBINATION OF CERTAIN CABLE
TELEVISION ASSETS OF CABLEVISION S.A., TELEVISORA
BELGRANO S.A., CONSTRURED S.A. AND UNIVENT'S S.A.
AS DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS

DECEMBER 31, 1994 AND 1993

                        IN THOUSANDS OF ARGENTINE PESOS

         (1)  PURPOSE OF THE COMBINED FINANCIAL STATEMENTS

              The accompanying combined financial statements were prepared to comply with Rule 3-05 of Regulation S-X of the Securities Exchange Commission in connection with the acquisition by TCI International Holdings, Inc. ("TCI International") of 51% of the shares of Cablevision, S.A., Televisora Belgrano, S.A., Construred, S.A. and Univent's, S.A. (referred to hereinafter collectively as the "Company" or "Cablevision") from an unaffiliated shareholder group ("the selling shareholders"). In addition, TCI International has the option to increase its investment to 80% for a period of two years at a cost per subscriber comparable to the initial purchase. Cablevision is engaged principally in the business of cable television broadcasting in the City of Buenos Aires and Greater Buenos Aires, Argentina.

              The combined financial statements present the combined financial position, results of operations and cash flows as of and for each of the years in the three-year period ended December 31, 1994 of the cable television broadcasting business of Cablevision as if such business had existed as a stand-alone business throughout the periods presented.

              Under the terms of the purchase agreement, TCI International will acquire 51% of Cablevision's cable television broadcasting business and the legal entities within which such business currently operates. Assets related to Cablevision's cable programming and other businesses ("the Other Businesses") will not be purchased. In connection with the acquisition of 51% of the Company by TCI International, it is anticipated that the assets related to the Other Businesses will be transferred to the selling shareholders at book value.


              Accordingly, the accompanying combined financial statements exclude the assets and operating results of the Other Businesses. All liabilities of the legal entities acquired (including liabilities associated with the "Other Businesses") will be the responsibility of Cablevision and are thus included in the combined balance sheets. However only interest expense relating to debt historically associated with the cable television broadcast to be acquired by International has been included in the accompanying statements of operations and deficit believes that such an alteration is reasonable.



              Revenue represents amounts earned during the periods from providing cable television services to cable subscribers. Costs of programming comprise two elements: purchased programming, which is stated at the actual costs paid to third parties and programming produced by the Other Businesses, which has been allocated to the cable business based on the amount which management estimates would have been incurred to purchase such programming during each period presented. Management believes that such allocations are reasonable.



              Salaries, occupancy, and depreciation and amortization have been specifically attributed to the cable television broadcasting business based on the personnel involved, assets employed and the ratio of square footage occupied, adjusted where appropriate to reflect the costs that would have been incurred had the business operated on a stand-alone basis throughout the periods presented. Operating costs and selling, general and administrative expenses not directly attributable to a specific line of business were allocated on the basis of the relative amounts of sales for each business. Management believes that such allocations are reasonable.

CABLEVISION (A COMBINATION OF CERTAIN CABLE
TELEVISION ASSETS OF CABLEVISION S.A., TELEVISORA
BELGRANO S.A., CONSTRURED S.A. AND UNIVENT'S S.A.
AS DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS

                        IN THOUSANDS OF ARGENTINE PESOS


         The provision for income taxes has been calculated on a separate return basis for the business acquired. To the extent that the operating losses of the Other Businesses were available to offset the Company's taxable income, the Company's current income tax liability was reflected as an increase to combined equity.


    (2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The significant accounting policies adopted in the preparation of the combined financial statements are set out below.

         BASIS OF PRESENTATION

         The combined financial statements are presented in Argentine pesos, in accordance with United States generally accepted accounting principles. All amounts for periods prior to January 1, 1993 are expressed in constant pesos of December 31, 1992 purchasing power. The combined financial statements through December 31, 1992 have been price-level restated in accordance with Accounting Principles Board Statement No. 3 in order to reflect the effects of the changes in the purchasing power of the Argentine currency as measured by the Argentine Wholesale Price Index. Argentina ceased to be classified as a highly inflationary economy as of January 1, 1993. Consequently, there is no adjustment for changes in general purchasing power for periods subsequent to December 31, 1992.

         COMBINATION PRINCIPLES

         The combined financial statements include the assets, liabilities and operating results and cash flows of the cable television businesses of the companies mentioned in note 1. All inter-entity transactions have been eliminated in the combined financial statements.

         PROPERTY AND EQUIPMENT

         Property and equipment is stated at cost, adjusted for changes in general price levels through December 31, 1992 as noted above. Construction and initial subscriber installation costs, including material, labor and applicable overhead, are capitalized.

         Depreciation is computed on a straight-line basis using estimated useful lives of 5 to 10 years for distribution systems and support equipment.

         Repairs and maintenance are charged to operations and renewals and additions are capitalized. At the time of ordinary retirements, sales or other dispositions of part of a cable television system, the depreciated cost and cost of removal of such property are charged to accumulated depreciation, and salvage value, if any, is credited thereto. Gains or losses are recognized only on sales of properties in their entirety.

         LEASING AGREEMENTS


         The Company's leasing activities consist principally of the leasing of data processing equipment. Such leases are classified as direct financing leases. The leases expire over the next four years.

CABLEVISION (A COMBINATION OF CERTAIN CABLE
TELEVISION ASSETS OF CABLEVISION S.A., TELEVISORA
BELGRANO S.A., CONSTRURED S.A. AND UNIVENT'S S.A.
AS DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS

                        IN THOUSANDS OF ARGENTINE PESOS

         INCOME TAX

         Income tax is computed according to the guidelines established by the Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes.

         Statement 109 requires the asset and liability method of accounting for income taxes. Under the asset and liability method of Statement 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

         FOREIGN CURRENCY TRANSACTIONS

         Foreign currency transactions are recorded at the rates of exchange prevailing on the date of their execution or liquidation. Foreign currency assets and liabilities are translated into Argentine pesos at current rates in effect at the balance sheet date.


         Revenue recognition



         Monthly cable service revenue is recognized in the period that services are delivered. Cable installation revenue is recognized in the period the related services are provided to the extent of direct selling costs. Any remaining amount is deferred and recognized over the estimated average period that subscribers are expected to remain connected to the cable television system.


(3)     SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

        No cash payments were made for income taxes during the periods presented. Payments of interest associated with the cable broadcasting business during the periods were immaterial.


        In 1994 the Company acquired fixed assets amounting to A$2,099 through capital lease agreements.


(4)     ACCOUNTS RECEIVABLE

        Accounts receivable are summarized as follows:


                                                                    1994              1993
                                                                    -----             ----
       Subscribers                                           A$     3,189              3,503
       Magazine advertising                                         1,057                307
                                                                    -----              -----
                                                                    4,246              3,810
       Less allowance for doubtful
         accounts                                                  (1,029)            (1,635)
                                                                    -----              -----
                                                             A$     3,217              2,175
                                                                    =====              =====


CABLEVISION (A COMBINATION OF CERTAIN CABLE
TELEVISION ASSETS OF CABLEVISION S.A., TELEVISORA
BELGRANO S.A., CONSTRURED S.A. AND UNIVENT'S S.A.
AS DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS

                        IN THOUSANDS OF ARGENTINE PESOS

5)       CAPITAL LEASES


         At December 31, 1994, property and equipment includes A$1,566 of data processing equipment under capital leases, net of accumulated depreciation of A$533.


         The following is a schedule by year of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of December 31, 1994:


       Year ending December 31:
       1995                                                           A$        564
       1996                                                                     564
       1997                                                                     731
                                                                              -----
       Total minimum lease payments                                           1,859
       Less: amount representing interest                                      (225)
                                                                              -----

       Present value of net minimum lease payments                    A$      1,634
                                                                              =====


(6)    ACCOUNTS PAYABLE

       Accounts payable are comprised as follows:


                                                                   1994               1993
                                                                  -------            ------
                Local currency:
                  Programming                               A$        459                 -
                  Purchases of fixed assets                         1,812               959
                  Advertising and promotion                           878                45
                  Insurance                                           119                34
                  Related parties                                     478             1,175
                  Advances from customers                             362               336
                  Other services suppliers                            737               158
                                                                  -------            ------
                                                                    4,845             2,707
                                                                  -------            ------
                In U.S. dollars:
                  Programming                                       9,442             9,672
                  Purchases of fixed assets                         1,247                 -
                                                                  -------            ------
                                                                   10.689             9,672
                                                                  -------            ------

                                                                A$ 15,534            12,379
                                                                  -------            ------


                  Annual maturities of accounts payable are as follows:


                            Year ended December 31, 1995                       A$  14,995
                            Year ended December 31, 1996                              539

CABLEVISION (A COMBINATION OF CERTAIN CABLE
TELEVISION ASSETS OF CABLEVISION S.A., TELEVISORA
BELGRANO S.A., CONSTRURED S.A. AND UNIVENT'S S.A.
AS DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS

                        IN THOUSANDS OF ARGENTINE PESOS

(7)     OTHER ACCRUED LIABILITIES

        Other accrued liabilities are comprised as follows:


                                                                    1994              1993
                                                                   ------            ------
               Income tax                                  A$       5,359             3,953
               Taxes on revenue                                     5,819             5,085
               Social charges                                       4,558             3,168
               Other                                                  519               580
                                                                  -------            ------

                                                           A$      16,255            12,786
                                                                  =======            ======


        Social charges represent the employer portion of mandatory contributions to national health and welfare schemes as well as corresponding amounts withheld on behalf of employees.

(8)     BANK DEBT


        Bank debt as of December 31, 1994, all denominated in U.S. dollars, totaled A$44,179 at an average fixed interest rate of 14.42% as compared with A$500 at an average fixed interest rate of 19.5% at December 31, 1993. Loans of approximately A$9,000 at December 31, 1994 were secured by credit card collections of subscriber fees.



        Of the debt outstanding at December 31, 1994, A$34,684 matures in 1995. The remaining balance is payable in 1996.


(9)     TRANSACTIONS WITH RELATED PARTIES


        The Company's selling, general and administrative expenses include advertising purchased from related parties amounting to A$1,304 and A$1,178 in 1994 and 1993, respectively. During the year ended
        December 31, 1994, the Company placed significant additional amounts of advertising with related entities in print and open channel television. No amounts were billed to the Company nor were material amounts of services provided by the Company in exchange. The related costs are not reflected in the accompanying statement of operations and deficit for the year ended December 31, 1994 as they are not believed to be indicative of the nature and amount of advertising that Cablevision would have purchased had Cablevision been required to pay for such advertising.



        Cablevision has been allocated certain internally produced programming costs from a related programming business calculated at amounts which management estimates would have been incurred to purchase such programming during each period presented. Such charges, which are not necessarily indicative of the costs that Cablevision would have incurred had it been operated as a stand-alone business, amounted to A$16,915, A$11,722 and A$6,886 in 1994, 1993 and 1992, respectively.

CABLEVISION (A COMBINATION OF CERTAIN CABLE
TELEVISION ASSETS OF CABLEVISION S.A., TELEVISORA
BELGRANO S.A., CONSTRURED S.A. AND UNIVENT'S S.A.
AS DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS

                        IN THOUSANDS OF ARGENTINE PESOS


        Cablevision leases certain business offices from a related party. Management has allocated rent expense based upon the estimated market rate for comparable rentals, assigned to the estimated area used by the cable television operations. Such charges amounted to A$202, A$200 and A$200 in 1994, 1993 and 1992, respectively.



        The effects of all transactions involving the selling shareholders and/or the Other Businesses have been included in combined deficit. The distribution amounts set forth in the accompanying statements of operations and combined deficit represent the aggregate impact of such transactions during the respective periods presented.


(10)    INCOME TAXES

        Income tax expense attributable to earnings for the years ended December 31, 1994, 1993 and 1992 consists of:


                                     Current     Deferred     Total
                                    ---------    --------    ------
       Year ended December 31,
       1994                        A$  10,438     4,977      15,415
                                      =======    ======     =======

       Year ended December 31,
       1993                        A$   3,376     1,114       4,490
                                      =======    ======     =======

       Year ended December 31,
       1992                        A$   2,619       501       3,120
                                      =======    ======     =======



        To the extent that operating losses of the Other Businesses were available to offset the Company's taxable income, the Company's curent income tax liability was reflected as a reduction of combined deficit. Such reductions amounted to A$7,483, A$535 and A$1,605 during the year ended December 31, 1994, 1993 and 1992, respectively.


        Income tax expense attributable to earnings differs from the amounts computed by applying the statutory Argentine income tax rate of 30% as follows:


                                                         1994                1993              1992
                                                        -------             ------            ------
          Expected income taxes                     A$   12,718              3,777             3,094
          Effects of:
            Non-deductible expenses                         117                  6                26
            Separate return limitations on
                  deductions of initial subscriber
                  installation cost                       2,580                707                 -
                                                        -------             ------            ------

          Actual tax expense                        A$   15,415              4,490             3,120
                                                        =======             ======            ======


            The components of the deferred tax liabilities at December 31, 1994 and 1993 are shown as follows:


                                                             1994                1993
                                                             ----                -----
            Capitalization for book purposes of
              construction and initial subscriber
              installation costs written off as
              incurred for tax purposes               A$     6,790              1,996
           Differences in the timing of the
              deduction of the allowance for
              doubtful accounts                              (308)               (491)
                                                            -----              ------
           Total                                      A$    6,482               1,505
                                                            =====              ======

CABLEVISION (A COMBINATION OF CERTAIN CABLE
TELEVISION ASSETS OF CABLEVISION S.A., TELEVISORA
BELGRANO S.A., CONSTRURED S.A. AND UNIVENT'S S.A.
AS DEFINED IN NOTE 1)

NOTES TO COMBINED FINANCIAL STATEMENTS

                        IN THOUSANDS OF ARGENTINE PESOS

(11)    COMMITMENTS AND CONTINGENCIES


        a. Cablevision leases business offices, has entered into pole rental agreements, and uses certain other equipment under lease arrangements. Lease expense under such arrangements aggregated approximately A$822, A$676 and A$386 for 1994, 1993 and 1992,
            respectively, including A$400, A$200 and A$186 paid under pole rental agreements which are terminable on short notice by either party.


            It is expected that in the normal course of business, leases that expire will be renewed or replaced by other leases. Accordingly, annual commitments are not expected to decrease in comparison to the 1994 amounts.

        b. The Company is involved in several lawsuits and claims arising in the normal course of business. In the opinion of management and legal counsel, the final outcome of these matters will have no significant adverse effects on the combined financial statements of the Company.

        c. Under the terms of the purchase agreement between TCI International and the shareholders of Cablevision, the sellers retain the obligation to reimburse the buyer for any losses subsequent to the purchase date arising from loss contingencies or unrecorded liabilities attributable to circumstances existing prior to that date.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES
                      (formerly Tele-Communications, Inc.)

               Condensed Pro Forma Combined Financial Statements

                               December 31, 1994
                                  (unaudited)


    The following unaudited condensed pro forma combined balance sheet of TCI Communications, Inc. ("TCIC"), dated as of December 31, 1994, assumes that the merger with TeleCable Corporation ("TeleCable") (the "TeleCable Merger") had occurred as of such date. See note (1).

    In addition, the following unaudited condensed pro forma combined statement of operations of TCIC for the year ended December 31, 1994 assumes that (i) the TeleCable Merger, (ii) the combination of TCIC and Liberty Media Corporation ("Liberty"), whereby TCIC and Liberty each became a wholly-owned subsidiary of TCI (the "TCI/Liberty Combination") (see note 3) and (iii) the transfer of United Artists International, Inc. from TCIC to TCI International Holdings, Inc. (the "International Transfer") (see note 2) had occurred as of January 1, 1994.

    The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the TeleCable Merger, the TCI/Liberty Combination and the International Transfer had occurred as of January 1, 1994. These condensed pro forma combined financial statements of TCIC should be read in conjunction with the condensed pro forma financial statements and the related notes thereto of TCI included elsewhere herein and the respective historical financial statements and the related notes thereto of TCIC and TCI. The accompanying condensed pro forma financial statements no longer reflect the assumed investment in Intermedia Partners IV, L.P., as such transaction under its current terms can no longer be deemed probable.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)


                                                                       December 31, 1994
                                                   ----------------------------------------------------------
                                                                                    Pro forma
                                                      TCIC          TeleCable      Adjustments         TCI
                                                   Historical       Historical(1)      (1)          Pro forma
                                                   ----------       -------------  -----------      ---------
                                                                        amounts in millions
 Assets
 ------

 Cash and receivables                              $      204             19               --            223

 Investment in affiliates
    and Turner Broadcasting System,
    Inc., and related receivables                         347             18               --            365

 Property and equipment, net of
    accumulated depreciation                            5,579            258              320 (4)      6,157

 Franchise costs and other assets,
    net of amortization                                 9,750             21            1,023 (4)     11,571
                                                                                          777 (5)
                                                   ----------        -------          -------       --------

                                                     $ 15,880            316            2,120         18,316
                                                   ==========        =======          =======       ========

 Liabilities and Stockholder's Equity
 ------------------------------------

 Payables and accruals                             $      856             31               --            887

 Debt                                                  10,712            274               --         10,986


 Deferred income taxes                                  3,299             46              777 (5)      4,122

 Other liabilities                                         96              5               --            101
                                                   ----------        -------          -------       --------

       Total liabilities                               14,963            356              777         16,096
                                                   ----------        -------          -------       --------

 Minority interests                                       271              3               --            274

 Common stockholder's equity:

    Class A common stock                                    1             --               --              1
    Class B common stock                                   --              7               (7)(6)         --
    Additional paid-in capital (deficit)                2,842           (262)             262 (6)      4,142
                                                                                        1,300 (7)

    Unrealized holding gains for
       available-for-sale securities                        2              3               (3)(6)          2
    Accumulated earnings (deficit)                       (256)           209             (209)(6)       (256)

    Investment in TCI                                  (1,096)            --               --         (1,096)
    Due from TCI                                         (847)            --               --           (847)
                                                   ----------        -------          -------       --------

                                                          646            (43)           1,343          1,946
                                                   ----------        -------          -------       --------

                                                   $   15,880            316            2,120         18,316
                                                   ==========        =======          =======       ========

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES

             Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)


                                                              Year ended December 31, 1994
                                        ----------------------------------------------------------------------
                                                                       International     Pro forma
                                           TCIC          TeleCable        Transfer      Adjustments     TCI
                                        Historical     Historical(1)    Historical(2)    (1)(2)(3)   Pro forma
                                        ----------     -------------    -------------   -----------  ---------
                                                                   amounts in millions
 Revenue                                $    4,318            302            (24)            --         4,596

 Operating, selling, general and
    administrative expenses and
    compensation relating to stock
    appreciation rights                     (2,512)          (171)            43             --        (2,640)

 Depreciation and amortization                (988)           (46)             3            (46)(8)    (1,077)
                                        ----------         ------           ----          -----       -------

       Operating income                        818             85             22            (46)          879

 Interest expense                             (777)           (23)            --             --          (800)

 Interest and dividend income                   35              1             (2)            --            34

 Share of earnings of Liberty                  125             --             --           (125)(9)        --

 Share of losses of other
    affiliates, net                           (114)            --             67             --           (47)


 Gain (loss) on dispositions                   156             --           (169)            --           (13)


 Other expense, net                            (20)            (4)            (7)            --           (31)
                                        ----------         ------           ----          -----       -------

       Earnings before income taxes            223             59            (89)          (171)           22

 Income tax expense                           (131)           (23)            37             70 (10)      (47)
                                        ----------         ------           ----          -----       -------


       Net earnings (loss)              $       92             36            (52)          (101)          (25)
                                        ==========         ======           ====          =====       =======




See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements

                               December 31, 1994
                                  (unaudited)


(1) As of August 8, 1994, TCI, TCIC and TeleCable entered into a definitive merger agreement (the "TeleCable Merger Agreement") whereby TeleCable was merged into TCIC on January 26, 1995. The aggregate $1.6 billion purchase price was satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A common stock (approximately 42 million shares) and 1 million shares of a new series of preferred stock to be designated "Convertible Preferred Stock" ("Series D Preferred Stock") with an aggregate initial liquidation value of $300 million. The Series D Preferred Stock, which accrues dividends at a rate of 5.5% per annum, are convertible into 10 million shares of TCI Class A common stock. The Series D Preferred Stock is redeemable at the option of TCI after five years and at the option of either TCI or the holder after ten years. The amount of net liabilities assumed by TCIC and the number of shares of TCI Class A common stock issued to TeleCable's shareholders are subject to closing adjustments.

(2)      During 1994, TCI was reorganized based upon four lines of business:
         Domestic Cable and Communications; Programming; International Cable and Programming; and Technology/Venture Capital. In connection with this reorganization, in November of 1994, TCIC transferred its ownership of United Artists International, Inc. to TCI International Holdings, Inc. in exchange for 79,903 shares of a newly created class of TCI preferred stock, Redeemable Convertible Preferred Stock, Series E (the "Series E Preferred Stock"). Such transaction has been reflected at historical cost. Series E Preferred Stock accrues dividends at the rate of 5.0% per annum and is convertible into TCI Class A common stock at the initial conversion rate of 1,000 shares of TCI Class A common stock for one share of the Series E Preferred Stock.

(3) The TCI/Liberty Combination, which were consummated on August 4, 1994, were structured as a tax free exchange whereby the common stock of TCIC and Liberty and the preferred stock of Liberty were exchanged for like shares of TCI. The merger agreement provided that each share of TCIC's and Liberty's common stock (including shares held by TCIC's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of TCI having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of TCIC were converted into shares of a class of TCI preferred stock having an equivalent fair value to that which was given up. The TCI/Liberty Combination has been accounted for as a purchase of Liberty by TCI utilizing Liberty's historical predecessor cost.

                                                                     (continued)

                   TCI COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements


(4) Represents an allocation of the purchase price of TeleCable to its tangible and intangible assets. The cost allocations were estimated using information available at the date of preparation of these condensed pro forma combined financial statements and will be adjusted upon final appraisal of the assets acquired. Therefore, the actual allocations may differ from those allocations reflected herein.

(5) Represents the estimated incremental deferred income tax liability associated with the TeleCable purchase price allocations, as described in note (4) above. The adjustment assumes a combined federal and state income tax rate of 41%.

(6) Represents the elimination of TeleCable's historical stockholders' deficit.

(7) Represents TCI's capital contribution to TCIC resulting from the issuance by TCI to TeleCable shareholders of shares of TCI Class A common stock (approximately 42 million shares) and 1 million shares of Series D Preferred Stock with an aggregate liquidation value of $300 million. See note (1) above.

(8) Represents depreciation and amortization of TeleCable's allocated excess purchase price, based upon weighted average lives of 12-1/2 years for property and equipment and 40 years for franchise costs. See note (1) above.

(9) Reflects the elimination of TCIC's share of Liberty's historical earnings. See note (3) above.

(10)     Reflects the estimated income tax effect of the pro forma adjustments.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

               Condensed Pro Forma Combined Financial Statements

                               December 31, 1994
                                  (unaudited)



         The following unaudited condensed pro forma combined balance sheet of TCI, dated as of December 31, 1994, assumes that (i) the TeleCable Merger, (ii) the Cablevision acquisition and (iii) the transactions whereby QVC, Inc. ("QVC") became 43% owned by the Company and 57% owned by Comcast (the "QVC Transactions") had occurred as of such date. See notes (2), (3) and (4).

         The following unaudited condensed pro forma combined statement of operations of TCI for the year ended December 31, 1994 assumes that the TeleCable Merger, the Cablevision acquisition, the TCI/Liberty Combination (see note 1) and the QVC Transactions had occurred as of January 1, 1994.

         The unaudited pro forma results do not purport to be indicative of the results of operations that would have been obtained if the TeleCable Merger, the Cablevision acquisition, the TCI/Liberty Combination and the QVC Transactions had occurred as of January 1, 1994. These condensed pro forma combined financial statements of TCI should be read in conjunction with the historical financial statements and the related notes thereto of TCI. The accompanying condensed pro forma combined financial statements no longer reflect the assumed investment in Intermedia Partners IV, L.P., as such transaction under its current terms can no longer be deemed probable.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

                   Condensed Pro Forma Combined Balance Sheet
                                  (unaudited)

                                                                          December 31, 1994
                                                   -------------------------------------------------
                                                                                                         QVC
                                            TCI       TeleCable      Cablevision      Pro forma      Transactions     TCI
                                         Historical Historical(2)   Historical(3) adjustments(2)(3)  Pro forma(4)   Pro forma
                                         ---------- -------------- -------------- -----------------  ------------   ---------
                                                                          amounts in millions
 Assets
 ------

 Cash, receivables and other
    current assets                        $    496       19                10             --               --          525

 Investment in affiliates and Turner
    Broadcasting System, Inc., and
    related receivables                      2,156       18                --             --                7 (12)   1,965
                                                                                                         (216)(13)
 Property and equipment, net of
    accumulated depreciation                 5,876      258                30            334 (5)           --        6,498

 Franchise costs, intangibles and
    other assets, net of amortization       11,000       21                --          1,348 (5)           --       13,342
                                                                                         973 (6)
                                          --------     ----            ------       --------            -----      -------
                                          $ 19,528      316                40          2,655             (209)      22,330
                                          ========     ====            ======       ========            =====      =======

 Liabilities and Stockholders' Equity
 ------------------------------------

 Payables and accruals                    $  1,193       31                32             --               --        1,256

 Debt                                       11,162      274                46             99 (7)            7 (12)  11,695
                                                                                         196 (8)          (89)(13)

 Deferred income taxes                       3,613       46                 6            973 (6)           --        4,638

 Other liabilities                             160        5                --             --               --          165
                                          --------     ----            ------       --------            -----      -------
       Total liabilities                    16,128      356                84          1,268              (82)      17,754
                                          --------     ----            ------       --------            -----      -------

 Minority interests                            429        3                --             --               --          432

 Series D Preferred Stock                       --       --                --            300 (10)          --          300

 Stockholders' equity:
    Preferred Stock                             --       --                --             --               --           --
    Combined deficit                            --       --               (44)            44 (11)          --           --
    Class A common stock                       577       --                --             42 (10)          --          619

    Class B common stock                        89        7                --             (7)(9)           --           89
    Additional paid-in capital               2,959     (262)               --            958 (10)          --        3,917
                                                                                         262 (9)
    Cumulative foreign currency
       translation adjustment                   (4)      --                --             --               --           (4)
    Unrealized holding gains for
       available-for sale securities           253        3                --             (3)(9)         (127)(13)     126
    Retained earnings (deficit)               (293)     209                --           (209)(9)           --         (293)
    Treasury stock                            (610)      --                --             --               --         (610)
                                          --------     ----            ------       --------            -----      -------
                                             2,971      (43)              (44)         1,087             (127)       3,844
                                          --------     ----            ------       --------            -----      -------
                                          $ 19,528      316                40          2,655             (209)      22,330
                                          ========     ====            ======       ========            =====      =======

See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

              Condensed Pro Forma Combined Statement of Operations
                                  (unaudited)

                                                                                 Year ended December 31, 1994
                                                                                -------------------------------
                                                     TCI           Liberty         TeleCable      Cablevision
                                                  Historical   Historical(1)    Historical(2)    Historical(3)
                                                  ----------   -------------    -------------    -------------
                                                            amounts in millions, except per share amounts
 Revenue                                           $  4,936          790              302              139

 Operating, cost  of sales,  selling,
    general and administrative expenses
    and compensation relating to stock
    appreciation rights                              (3,130)        (726)            (171)             (90)

 Depreciation and amortization                       (1,018)         (32)             (46)              (6)
                                                   --------        -----            -----             ----

       Operating income (loss)                          788           32               85               43

 Interest expense                                      (785)         (22)             (23)              --

 Interest and dividend income                            36           15                1               --

 Share of earnings of Liberty                           125           --               --               --

 Share of earnings (losses) of
    affiliates, net                                    (120)          23               --               --

 Gain on dispositions                                   151          183               --               --

 Loss on early extinguishment of debt                    (9)          --               --               --

 Other expense, net                                     (15)         (11)              (4)              (1)
                                                   --------        -----            -----             ----

       Earnings (loss) before income taxes              171          220               59               42

 Income tax expense                                    (116)         (95)             (23)             (15)
                                                   --------        -----            -----             ----

          Net earnings (loss)                            55          125               36               27

 Dividend requirement on redeemable
    preferred stocks                                     (8)         (14)              --               --
                                                   --------        -----            -----             ----

       Net loss attributable to
          common shareholders                      $     47          111               36               27
                                                   ========        =====            =====             ====

 Primary earnings per common and
    common equivalent share                        $    .09
                                                   ========


                                                       Year ended
                                                    December 31, 1994
                                                   --------------------
                                                                                 QVC
                                                         Pro forma          Transactions         TCI
                                                   adjustments(1)(2)(3)     Pro forma (4)     Pro forma
                                                   --------------------     -------------    ------------
                                                       amounts in millions, except per share amounts
 Revenue                                                (36)(14)                 --           6,131

 Operating, cost  of sales,  selling,
    general and administrative expenses
    and compensation relating to stock
    appreciation rights                                  36 (14)                 --          (4,081)

 Depreciation and amortization                          (73)(15)                 --          (1,175)
                                                      -----                   -----         -------
       Operating income (loss)                          (73)                     --             875

 Interest expense                                        12 (16)                 --            (847)
                                                        (7) (17)
                                                        (16)(18)
                                                         (6)(19)

 Interest and dividend income                           (12)(16)                 --              40

 Share of earnings of Liberty                          (125)(20)                 --              --

 Share of earnings (losses) of
    affiliates, net                                      --                      26 (24)        (98)
                                                                                (27)(25)

 Gain on dispositions                                    --                      --             334

 Loss on early extinguishment of
    debt                                                 --                      --              (9)


 Other expense, net                                      --                      --             (31)
                                                      -----                   -----         -------

       Earnings (loss) before income
         taxes                                         (227)                     (1)            264


 Income tax expense                                      87 (21)                 --            (162)
                                                      -----                   -----         -------

          Net earnings (loss)                          (140)                     (1)            102

 Dividend requirement on redeemable
    preferred stocks                                    (17)(22)                 --             (31)
                                                          8 (23)
                                                      -----                   -----         -------

       Net loss attributable to
          common shareholders                          (149)                     (1)             71
                                                      =====                   =====         =======
 Primary earnings per common and
    common equivalent share                                                                 $   .11 (26)
                                                                                            =======


See accompanying notes to unaudited condensed pro forma combined financial statements.

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements

                               December 31, 1994
                                  (unaudited)


(1) The TCI/Liberty Combination, which were consummated on August 4, 1994, were structured as a tax free exchange whereby the common stock of TCIC and Liberty and the preferred stock of Liberty were exchanged for like shares of TCI. The merger agreement provided that each share of TCIC's and Liberty's common stock (including shares held by TCIC's or Liberty's subsidiaries) would be converted into one share and 0.975 of a share, respectively, of the corresponding class of TCI's common stock. Shares of Liberty Class E Preferred Stock were converted into shares of a preferred stock of TCI having designations, preferences, rights and qualifications, limitations and restrictions substantially identical to the shares of preferred stock being converted. Shares of the remaining Liberty preferred stock held by subsidiaries of TCIC were converted into shares of a class of TCI preferred stock having an equivalent fair value to that which was given up. All preferred stock of TCI held by TCIC or its subsidiaries has been eliminated in consolidation. The TCI/Liberty Combination has been accounted for as a purchase of Liberty by TCI utilizing Liberty's historical predecessor cost.

(2) As of August 8, 1994, TCI, TCIC and TeleCable entered into the TeleCable Merger Agreement whereby TeleCable was merged into TCIC on January 26, 1995. The aggregate $1.6 billion purchase price was satisfied by TCIC's assumption of approximately $300 million of TeleCable's net liabilities and the issuance to TeleCable's shareholders of shares of TCI Class A common stock (approximately 42 million shares) and 1 million shares of Series D Preferred Stock with an aggregate initial liquidation value of $300 million. The Series D Preferred Stock, which accrues dividends at a rate of 5.5% per annum, are convertible into 10 million shares of TCI Class A common stock. The Series D Preferred Stock is redeemable at the option of TCI after five years and at the option of either TCI or the holder after ten years. The amount of net liabilities assumed by TCIC and the number of shares of TCI Class A common stock issued to TeleCable's shareholders are subject to closing adjustments.


(3) On December 6, 1994, the Company entered into the Cablevision Purchase Agreement with the Shareholders to acquire controlling interests in Cablevision. Upon execution of the Cablevision Purchase Agreement, the Company paid the Shareholders $20 million and the Shareholders placed 51% of the outstanding stock of Cablevision S.A. into an escrow account. Upon consummation of the transaction, the $20 million will be applied toward the ultimate purchase price and the escrowed stock will be transferred to the Company. If the transaction is not consummated for certain enumerated reasons, the Shareholders are contractually obligated to return the $20 million to the Company and the Cablevision S.A. stock will be released from escrow. All amounts presented with respect to Cablevision are stated in U.S. dollars. During the period covered in the accompanying condensed pro forma combined historical financial statements, an exchange rate of one U.S. dollar to one Argentine peso was maintained by the Argentine government.


                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements

         On March 28, 1995, the Cablevision Purchase Agreement was amended to provide for the acquisition of a 51% ownership interest in Cablevision for an estimated purchase price of approximately $315 million. The purchase price will be paid with cash consideration of approximately $216 million (including the initial $20 million) and the Company's issuance of approximately $99 million in Notes. The purchase price is subject to adjustment based on the actual number of Cablevision equivalent basic subscribers and Cablevision liabilities as of the month-end prior to closing. The Notes will be secured by the Company's pledge of the stock representing its 51% interest in Cablevision. The Notes will bear interest at variable rates and are scheduled to be repaid in 20 monthly installments beginning in the fourth month following the month of acquisition.

         In addition, the Company has an option during the two-year period following the acquisition date to increase its ownership interest to 80% at a cost per subscriber similar to the initial purchase price adjusted, however, for certain fluctuations in applicable foreign currency exchange rates.

         Consummation of the Cablevision acquisition is subject to regulatory approvals and other conditions. Accordingly, there is no assurance that such acquisition will be consummated.

(4) Pursuant to an Agreement and Plan of Merger dated as of August 4, 1994, as amended (the "QVC Merger Agreement"), QVC Programming Holdings, Inc. (the "Purchaser"), a corporation which is jointly owned by Comcast and Liberty, commenced an offer (the "QVC Tender Offer") to purchase all outstanding shares of common stock and preferred stock of QVC, Inc. ("QVC"). The QVC Tender Offer expired at midnight, New York City time, on February 9, 1995, at which time the Purchaser accepted for payment all shares of QVC which had been tendered in the QVC Tender Offer. Following consummation of the QVC Tender Offer, the Purchaser was merged with and into QVC with QVC continuing as the surviving corporation. The Company owns an approximate 43% interest of the post-merger QVC. Upon consummation of the aforementioned QVC transactions, the Company is deemed to exercise significant influence over QVC and, as such, will account for its investment in QVC under the equity method.

(5) Represents an allocation of the purchase prices of TeleCable and Cablevision to their tangible and intangible assets. The cost allocations were estimated using information available at the date of preparation of these condensed pro forma combined financial statements and will be adjusted upon final appraisal of the assets acquired. Therefore, the actual allocations may differ from those allocations reflected herein.

(6) Represents the estimated incremental deferred income tax liability associated with the TeleCable and Cablevision purchase price allocations, as described in note (5) above. The adjustment assumes a combined federal and state income tax rate of 41%.

(7) Represents the assumed issuance of the Notes in the acquisition of Cablevision (see note 3).

(8) Represents assumed borrowings by the Company to pay the remaining cash consideration in the Cablevision acquisition.


                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES

           Notes to Condensed Pro Forma Combined Financial Statements

(9) Represents the elimination of TeleCable's historical stockholders' deficit.

(10) Represents the issuance by TCI to TeleCable shareholders of shares of TCI Class A common stock (approximately 42 million shares) and 1 million shares of Series D Preferred Stock with an aggregate liquidation value of $300 million. See note (2) above.

(11) Represents the elimination of Cablevision's historical stockholders' deficit.

(12)     Represents the Company's cash contribution in the QVC Transactions.

(13)     Represents the elimination of the unrealized gain attributable to QVC.

(14) Represents the elimination of intercompany revenue and operating expenses between TCIC and Liberty arising from the sale of certain cable television programming to their respective cable television subscribers. See note (1) above.

(15) Represents depreciation and amortization of TeleCable's and Cablevision's allocated excess purchase prices based upon weighted average lives of 12-1/2 years for property and equipment and 40 years for franchise costs for TeleCable and 20 years for franchise costs for Cablevision.

(16) Represents the elimination of interest on intercompany indebtedness between TCIC and Liberty. See note (1) above.

(17) Represents assumed interest expense incurred by the Company on the Notes, calculated at an assumed rate of 7% per annum.

(18) Represents assumed interest expense incurred by the Company on the assumed borrowings of $196 million to pay the remaining cash portion of the Cablevision purchase price and the interest expense that would have been incurred had the initial $20 million payment toward the Cablevision purchase price been paid on January 1, 1994. Such interest expense was calculated at the Company's weighted average interest rate of 7.5% for the year ended December 31, 1994.

(19) Represents additional interest expense on assumed indebtedness of Cablevision. Interest expense was not reflected in the historical financial statements as such borrowings were not utilized to support the assets to be acquired by the Company. Such interest was calculated at the interest rate in effect at December 31, 1994 for such indebtedness (14.4% per annum).

(20) Represents the elimination of TCIC's share of Liberty's historical earnings.

(21)     Reflects the estimated income tax effect of the pro forma adjustments.

(22) Represents the dividend requirements on TCI's Series D Preferred Stock (issued in connection with the TeleCable Merger - see note 2).

(23) Represents the elimination of the preferred stock dividend requirements on Liberty preferred stock held by TCIC converted into preferred stock of TCI.


                                                                     (continued)

                   TELE-COMMUNICATIONS, INC. AND SUBSIDIARIES
                     (formerly TCI/Liberty Holding Company)

           Notes to Condensed Pro Forma Combined Financial Statements


(24) Reflects the incremental increase in TCI's share of QVC's historical earnings resulting from the consummation of the QVC Transactions.

(25) Represents the adjustment to TCI's share of the pro forma loss of the Purchaser after giving effect to the consummation of the QVC Transactions. Such adjustment reflects the estimated incremental interest, depreciation and amortization expense, net of income taxes, incurred by the Purchaser following the consummation of the QVC Transactions.

(26) Reflects primary and fully diluted earnings per common and common equivalent share based upon 651,475,966 weighted average shares.
         Such amount is calculated utilizing 540,837,355 weighted average shares of TCI at December 31, 1994 (such amount representing TCI's weighted average shares, as disclosed in its historical financial statements), adjusted for the effect of shares issued in the TCI/Liberty Combination as if such transaction had occurred on January 1 and adjusted for the issuance of 42 million shares of TCI Class A common stock issued in connection with the TeleCable Merger. Shares issuable upon conversion of the Series D Preferred Stock (see note 2) have not been included in the computation of weighted average shares outstanding for the year ended December 31, 1994 because their inclusion would be anti-dilutive.